Exhibit 5.1

September 25, 2015

Torchmark Corporation
3700 South Stonebridge Drive
McKinney, Texas 75070

Ladies and Gentlemen:

Torchmark Corporation, a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) the following securities (collectively, the “Securities”), (a) shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”); (b) shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”); (c) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to (i) the senior debt indenture between the Company and The Bank of New York Mellon Trust Company (as the successor trustee to Morgan Guaranty Trust Company of New York and The Bank of New York), as trustee (the “Trustee”), dated as of February 1, 1987, as amended by that First Supplemental Indenture dated December 14, 2001, that Second Supplemental Indenture dated June 23, 2006, the Third Supplemental Indenture dated June 30, 2009, and that Fourth Supplemental Indenture dated September 24, 2012 (the “Senior Indenture”), and (ii) a subordinated debt indenture between the Company and the Trustee, as amended by that First Supplemental Indenture dated September 24, 2012 (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”); (d) warrants of the Company (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein; (e) depositary shares evidenced by depositary receipts (the “Depositary Receipts”), representing a fractional interest in Debt Securities or fractional shares of Preferred Stock or Common Stock (the “Depositary Shares”), issued under one or more deposit agreements (the “Deposit Agreements”) to be entered into by the Company in respect of the Depositary Shares (f) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); and (g) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.Debt Securities. When (i) the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; (ii) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the applicable Indenture; and (iii) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

2.Preferred Stock When (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Preferred Stock, including the adoption of a certificate of Designation for such Preferred Stock and a form of certificate representing such series of Preferred Stock, each in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Delaware Secretary of State; (iii) certificates representing the shares of the Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the Company receives consideration per share for the Preferred Stock in such amount as may be determined by the Board of Directors of the Company or an authorized committee thereof, in a form legally valid under the Delaware General Corporation Law, the issuance and sale of the shares of Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable. The Preferred Stock covered in the opinion in this paragraph includes any Preferred Stock of the Company that may be represented by Depositary Shares or may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

3. Common Stock. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized by all necessary corporate action of the Company, (ii) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement and any prospectus supplement relating to the Common Stock, (iii) the Company receives consideration per share for the Common Stock in such amount as may be determined by the Board of Directors of the Company or an authorized committee thereof, in a form legally valid under the Delaware General Corporation Law, and (iv) if issued pursuant to Warrants or Purchase Contracts, the shares are issued as contemplated by the terms thereof and of the agreements relating thereto, the issuance and sale of the shares of Common Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable. The Common Stock covered in the opinion in this paragraph includes any Common Stock of the Company that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

4.Warrants. When (i) the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; (ii) the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and (iii) such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability. The Warrants covered in the opinion in this paragraph includes any Warrants of the Company that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

5.Depositary Shares. When (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale shall have been duly authorized by all necessary corporate action of the Company, (ii) the Deposit Agreement and the Depositary Receipts evidencing the Depositary Shares have been duly authorized, executed and delivered by the Company and such Depositary as shall have been duly appointed by the Company, (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement, (iv) (a) with respect to Depositary Shares representing fractional interests in Debt Securities, any supplemental indenture or officer’s certificate (as applicable) related to the Indentures has been duly authorized, executed and delivered by the Company and the applicable Trustee(s) as contemplated in paragraph 1 above, (b) with respect to Depositary Shares representing fractional shares of a series of Preferred Stock, the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 2 above, and (c) with respect to Depositary Shares representing fractional shares of Common Stock, the shares of Common Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and nonassessable as contemplated in paragraph 3 above and, in the case of either (a), (b) or (c), have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants or Warrant Agreement or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefore by the necessary corporate action of the Company, the Depositary Receipts will be validly issued and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.Purchase Contracts. When (i) the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; (ii) the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and (iii) such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

7.Units. When (i) the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; (ii) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and (iii) such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Securities shall have been issued and sold as contemplated by the Registration Statement and any prospectus supplement related to such Security; (v) the Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company) (vi) with respect to the issuance of Common Stock and Preferred Stock, that the Company has reserved for issuance the requisite number of shares of Common Stock or Preferred Stock as the case may be; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such security.  We have also assumed that the execution, delivery and performance by the Company of any security whose terms are established subsequent to the date hereof (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Company; (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Oklahoma, the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/McAfee & Taft